EXHIBIT 23.3


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in the Registration Statement of Travelers Group Inc. on Form S-3, of our report dated January 24, 1994, relating to our audit of the preacquisition consolidated balance sheets of The Travelers Corporation and Subsidiaries (the "Company") as of December 31, 1993 and 1992, and the related consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1993 (the preacquisition financial statements), which report is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1993, and includes an explanatory paragraph referring to changes in the method of accounting for postretirement benefits other than pensions, accounting for income taxes and accounting for foreclosed assets in 1992. We also consent to the reference to our Firm under the caption "Experts".


September 22, 1995

                                        COOPERS & LYBRAND L.L.P.